Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On December 18, 2019, Danaher Corporation (the “Company” or “Danaher”) completed the previously announced split-off of Envista Holdings Corporation (“Envista”), pursuant to which the Company accepted 22,921,984 shares of common stock, par value $0.01 per share, of Danaher (“Danaher Common Stock”) from its stockholders in exchange for the remaining 127,868,000 shares of common stock, par value $0.01 per share, of Envista (“Envista Common Stock”), or approximately 80.6% of the outstanding shares of Envista Common Stock, that it owned (the “Exchange Offer”). The accompanying unaudited pro forma consolidated condensed financial statements are presented to show the pro forma effects of the Exchange Offer on the Company’s consolidated financial statements. All pro forma adjustments are directly attributable to the Exchange Offer and factually supportable, and the pro forma adjustments to the statement of earnings are expected to have a continuing impact.
The following unaudited pro forma consolidated condensed balance sheet of Danaher as of September 27, 2019 is presented as if the Exchange Offer and related events, as described in the notes to the unaudited pro forma consolidated condensed financial statements, had occurred at September 27, 2019, Danaher’s latest balance sheet date. The unaudited pro forma consolidated condensed statements of earnings for the nine-month period ended September 27, 2019 and for each of the years ended December 31, 2018, 2017 and 2016 are presented as if the Exchange Offer had occurred on January 1, 2016. The unaudited pro forma consolidated condensed financial statements are based on the historical financial statements of Danaher and Envista prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for each period presented and, in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.
The unaudited pro forma consolidated condensed financial statements do not purport to represent what the actual results of operations or financial position of Danaher would have been had the Exchange Offer occurred on the dates assumed, nor are they necessarily indicative of the results that may be obtained in the future. The unaudited pro forma consolidated condensed financial statements and the notes thereto are based upon and should be read together with Danaher’s unaudited consolidated condensed financial statements and the notes thereto as of and for the nine-month period ended September 27, 2019 and Management’s Discussion and Analysis included in Danaher’s quarterly report on Form 10-Q and Danaher’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2018, and Management’s Discussion and Analysis included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2018.

DANAHER CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ and shares in millions, except per share amounts)

	As of September 27, 2019
	Danaher	Deconsolidation			Effects of the	Danaher
	Historical	Envista (a)	Adjustments		Exchange (b)	Pro Forma
ASSETS
Current assets:
Cash and equivalents	$14,252.1	$(193.2)	$—		$—	$14,058.9
Trade accounts receivable, net	3,467.1	(456.4)	—		—	3,010.7
Inventories:
Finished goods	1,085.2	(176.5)	—		—	908.7
Work in process	335.0	(31.7)	—		—	303.3
Raw materials	603.5	(70.2)	—		—	533.3
Total inventories	2,023.7	(278.4)	—		—	1,745.3
Prepaid expenses and other current assets	610.8	(50.5)	—		—	560.3
Investment in Envista	—	—	2,829.9	(c)	(2,829.9)	—
Total current assets	20,353.7	(978.5)	2,829.9		(2,829.9)	19,375.2
Property, plant and equipment, net of accumulated depreciation	2,519.6	(283.1)	—		—	2,236.5
Other long-term assets	1,787.1	(282.5)	—		—	1,504.6
Goodwill	25,724.8	(3,283.2)	—		—	22,441.6
Other intangible assets, net	11,145.9	(1,291.1)	—		—	9,854.8
Total assets	$61,531.1	$(6,118.4)	$2,829.9		$(2,829.9)	$55,412.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$1,068.6	$(7.5)	$(144.5)	(c)	$—	$916.6
Trade accounts payable	1,606.8	(181.4)	—		—	1,425.4
Accrued expenses and other liabilities	3,258.6	(571.8)	144.5	(c)	12.4	2,843.7
Total current liabilities	5,934.0	(760.7)	—		12.4	5,185.7
Other long-term liabilities	5,865.3	(539.2)	—		—	5,326.1
Long-term debt	16,536.2	(1,304.5)	—		—	15,231.7
Stockholders’ equity:
Preferred stock, without par value, 15.0 million shares authorized; 1.65 million shares of 4.75% Mandatory Convertible Preferred Stock, Series A, issued and outstanding at September 27, 2019	1,599.6	—	—		—	1,599.6
Common stock - $0.01 par value, 2.0 billion shares authorized; 835.0 million issued and 718.2 million outstanding at September 27, 2019	8.3	(1.6)	1.6	(c)	—	8.3
Additional paid-in capital	7,501.5	(3,613.6)	3,613.6	(c)	—	7,501.5
Retained earnings	26,481.2	(37.0)	37.0	(c)	(2,955.9)	23,525.3
Accumulated other comprehensive income (loss)	(3,088.3)	140.9	(140.9)	(c)	113.6	(2,974.7)
Total Danaher stockholders’ equity	32,502.3	(3,511.3)	3,511.3		(2,842.3)	29,660.0
Noncontrolling interests	693.3	(2.7)	(681.4)	(c)	—	9.2
Total stockholders’ equity	33,195.6	(3,514.0)	2,829.9		(2,842.3)	29,669.2
Total liabilities and stockholders’ equity	$61,531.1	$(6,118.4)	$2,829.9		$(2,829.9)	$55,412.7
See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

DANAHER CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Nine-Month Period Ended September 27, 2019
	Danaher	Deconsolidation			Effects of the	Danaher
	Historical	Envista (a)	Adjustments		Exchange (b)	Pro Forma
Sales	$15,073.8	$(2,031.1)	$—		$—	$13,042.7
Cost of sales	(6,670.0)	907.4	—		—	(5,762.6)
Gross profit	8,403.8	(1,123.7)	—		—	7,280.1
Operating costs:
Selling, general and administrative expenses	(5,009.9)	804.9	64.8	(f)(g)(h)	—	(4,140.2)
Research and development expenses	(951.5)	119.3	—		—	(832.2)
Operating profit	2,442.4	(199.5)	64.8		—	2,307.7
Nonoperating income (expense):
Other income, net	15.9	(1.6)	—		—	14.3
Interest expense	(70.2)	0.2	5.8	(d)	—	(64.2)
Interest income	72.0	—	—		—	72.0
Earnings from continuing operations before income taxes	2,460.1	(200.9)	70.6		—	2,329.8
Income taxes	(721.1)	39.4	(8.7)	(e)	—	(690.4)
Net earnings from continuing operations	$1,739.0	$(161.5)	$61.9		$—	$1,639.4
Net earnings per common share from continuing operations (1):
Basic	$2.36					$2.23
Diluted	$2.32					$2.20
Average common stock and common equivalent shares outstanding:
Basic	714.7					714.7
Diluted	725.2					725.2
_________________

(1)
Net earnings per common share from continuing operations is calculated as net earnings from continuing operations less the mandatory convertible preferred stock dividends of $48.8 million. For diluted net earnings per common share from continuing operations, the interest on the Company’s convertible liquid yield option notes (“LYONs”) of $1.4 million for the nine-month period ended September 27, 2019 is added back to net earnings from continuing operations.

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

DANAHER CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2018
	Danaher	Deconsolidation			Effects of the	Danaher
	Historical	Envista (a)	Adjustments		Exchange (b)	Pro Forma
Sales	$19,893.0	$(2,844.5)	$—		$—	$17,048.5
Cost of sales	(8,785.9)	1,242.7	—		—	(7,543.2)
Gross profit	11,107.1	(1,601.8)	—		—	9,505.3
Operating costs:
Selling, general and administrative expenses	(6,472.1)	1,131.4	(50.3)	(f)(g)(h)	—	(5,391.0)
Research and development expenses	(1,231.2)	172.0	—		—	(1,059.2)
Operating profit	3,403.8	(298.4)	(50.3)		—	3,055.1
Nonoperating income (expense):
Other income, net	37.2	(2.7)	—		—	34.5
Interest expense	(157.4)	—	20.5	(d)	—	(136.9)
Interest income	9.2	—	—		—	9.2
Earnings from continuing operations before income taxes	3,292.8	(301.1)	(29.8)		—	2,961.9
Income taxes	(641.9)	70.4	15.9	(e)	—	(555.6)
Net earnings from continuing operations	$2,650.9	$(230.7)	$(13.9)		$—	$2,406.3
Net earnings per common share from continuing operations (1):
Basic	$3.78					$3.43
Diluted	$3.74					$3.39
Average common stock and common equivalent shares outstanding:
Basic	700.6					700.6
Diluted	710.2					710.2
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(1)
Net earnings per common share from continuing operations is calculated as net earnings from continuing operations plus the interest on the Company’s convertible LYONs of $2.2 million for the year ended December 31, 2018.

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

DANAHER CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2017
	Danaher	Deconsolidation			Effects of the	Danaher
	Historical	Envista (a)	Adjustments		Exchange (b)	Pro Forma
Sales	$18,329.7	$(2,810.9)	$—		$—	$15,518.8
Cost of sales	(8,137.2)	1,189.7	—		—	(6,947.5)
Gross profit	10,192.5	(1,621.2)	—		—	8,571.3
Operating costs:
Selling, general and administrative expenses	(6,073.3)	1,062.2	(31.5)	(h)	—	(5,042.6)
Research and development expenses	(1,128.8)	172.4	—		—	(956.4)
Operating profit	2,990.4	(386.6)	(31.5)		—	2,572.3
Nonoperating income (expense):
Other income, net	103.6	(0.1)	—		—	103.5
Interest expense	(162.7)	—	22.6	(d)	—	(140.1)
Interest income	7.5	—	—		—	7.5
Earnings from continuing operations before income taxes	2,938.8	(386.7)	(8.9)		—	2,543.2
Income taxes	(469.0)	85.6	12.4	(e)	—	(371.0)
Net earnings from continuing operations	$2,469.8	$(301.1)	$3.5		$—	$2,172.2
Net earnings per common share from continuing operations (1):
Basic	$3.55					$3.12
Diluted	$3.50					$3.08
Average common stock and common equivalent shares outstanding:
Basic	695.8					695.8
Diluted	706.1					706.1
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(1)
Net earnings per common share from continuing operations is calculated as net earnings from continuing operations plus the interest on the Company’s convertible LYONs of $2.1 million for the year ended December 31, 2017.

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

DANAHER CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2016
	Danaher	Deconsolidation			Effects of the	Danaher
	Historical	Envista (a)	Adjustments		Exchange (b)	Pro Forma
Sales	$16,882.4	$(2,785.4)	$—		$—	$14,097.0
Cost of sales	(7,547.8)	1,184.3	—		—	(6,363.5)
Gross profit	9,334.6	(1,601.1)	—		—	7,733.5
Operating costs:
Selling, general and administrative expenses	(5,624.3)	1,055.5	(31.5)	(h)	—	(4,600.3)
Research and development expenses	(975.1)	142.8	—		—	(832.3)
Operating profit	2,735.2	(402.8)	(31.5)		—	2,300.9
Nonoperating income (expense):
Other income, net	239.1	1.1	—		—	240.2
Loss on early extinguishment of borrowings	(178.8)	—	—		—	(178.8)
Interest expense	(184.4)	—	25.0	(d)	—	(159.4)
Interest income	0.2	—	—		—	0.2
Earnings from continuing operations before income taxes	2,611.3	(401.7)	(6.5)		—	2,203.1
Income taxes	(457.9)	129.7	(11.4)	(e)	—	(339.6)
Net earnings from continuing operations	$2,153.4	$(272.0)	$(17.9)		$—	$1,863.5
Net earnings per common share from continuing operations (1):
Basic	$3.12					$2.70
Diluted	$3.08					$2.67
Average common stock and common equivalent shares outstanding:
Basic	691.2					691.2
Diluted	699.8					699.8
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(1)
Net earnings per common share from continuing operations is calculated as net earnings from continuing operations plus the interest on the Company’s convertible LYONs of $1.8 million for the year ended December 31, 2016.

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

DANAHER CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed balance sheet as of September 27, 2019 and the unaudited pro forma consolidated condensed statements of earnings for the nine-month period ended September 27, 2019 and for the years ended December 31, 2018, 2017, and 2016 include the following pro forma adjustments:
Deconsolidation of Envista

(a)
Represents the operations, assets, liabilities and equity of Envista derived from the historical consolidated and combined financial statements of Envista prepared on a “carve-out” basis of accounting for the period prior to September 19, 2019, the date on which Danaher and Envista entered into the Separation Agreement and various other agreements to effect the separation of Envista’s businesses from Danaher (the “Separation”).

Prior to the completion of Envista’s initial public offering (“IPO”) on September 20, 2019, Envista was a wholly owned subsidiary of Danaher. Following the IPO, Danaher beneficially owned 127,868,000 shares of Envista Common Stock in the aggregate, representing approximately 80.6% of the outstanding shares of Envista Common Stock. Pursuant to the Exchange Offer, Danaher divested its remaining interest in Envista.
Following the completion of the Exchange Offer, Envista’s historical results are shown, in Danaher’s consolidated financial statements, as discontinued operations and, in subsequent periods, Danaher’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to Envista. The deconsolidation adjustments reflect the reversal of the historical assets and liabilities and results of operations of Envista that will no longer be reflected in Danaher’s continuing operations financial statements and the reversal of consolidation entries and intercompany eliminations between Envista and Danaher to present Envista as an unconsolidated entity. The pro forma income tax adjustments reflect the tax impact from the deconsolidation of Envista to present Danaher’s pro forma income taxes for its continuing operations. The pro forma income tax is calculated using Danaher’s historical effective rate for its continuing operations and Danaher’s actual effective tax rate in future periods may differ from the historical effective tax rate.
Exchange Offer of Envista Common Stock

(b)
These unaudited pro forma consolidated condensed financial statements are presented based on a final exchange ratio of 5.5784 shares of Envista Common Stock for each share of Danaher Common Stock accepted in the Exchange Offer. The final calculated per-share value of Danaher Common Stock and the final calculated per-share value of Envista Common Stock, in each case determined in accordance with the terms of the Exchange Offer, would have resulted in an exchange ratio of more than the upper limit of 5.5784. Accordingly, the final exchange ratio has been set at 5.5784 shares of Envista Common Stock for each share of Danaher Common Stock accepted in the Exchange Offer.

The Exchange Offer was fully subscribed, with 22,921,984 shares of Danaher Common Stock being exchanged for the 127,868,000 shares of Envista Common Stock that were owned by Danaher in the aggregate.

Shares of Envista Common Stock owned by Danaher (prior to the completion of the Exchange Offer)	127,868,000
Exchange ratio	5.5784
Total shares of Danaher Common Stock accepted	22,921,984
The shares of Danaher Common Stock acquired by Danaher in the Exchange Offer were recorded in retained earnings as an acquisition of treasury stock at a cost equal to the market value of the shares of Danaher Common Stock accepted in the Exchange Offer at its expiration. The difference between the net book value of Envista attributable to Danaher and the market value of the shares of Danaher Common Stock acquired at that date were recognized by Danaher as a gain on disposal of discontinued operations, net of any direct and incremental expenses of the Exchange Offer on the disposal of its Envista Common Stock. As U.S. GAAP does not allow the common stock and common equivalent shares outstanding in prior periods to be restated as a result of the Exchange Offer, Danaher has not reduced the average common stock and common equivalent shares outstanding in the calculation of net earnings per common share from continuing operations in the pro forma periods for the 22.9 million common shares received in the Exchange Offer.

For the purposes of these pro forma financial statements, the 22,921,984 shares of Danaher Common Stock acquired in the Exchange Offer have been reflected as treasury stock within retained earnings on the unaudited pro forma consolidated condensed balance sheet. This transaction results in a pro forma gain to Danaher estimated to be approximately $500.0 million calculated as follows ($ in millions, except per share data):

Estimated fair value of Danaher Common Stock tendered (22,921,984 shares acquired at the Danaher closing price of $150.77 per share as of December 17, 2019)	$3,455.9
Less: Danaher’s investment in Envista	(2,829.9)
Less: Reclassification of accumulated other comprehensive income related to Danaher’s investment in Envista	(113.6)
Less: Estimated transaction costs	(12.4)
Pro forma net gain on Exchange Offer of Envista Common Stock	$500.0
The pro forma net gain, which is reflected in discontinued operations in Danaher’s consolidated statement of earnings, has not been reflected in the unaudited pro forma consolidated condensed statements of earnings. The calculation of the pro forma net gain includes transaction costs of $12.4 million related to investment banker fees, legal fees, accounting fees and other costs related to the Exchange Offer. As a result of the Exchange Offer, the results of Envista will be presented as pro forma net earnings from discontinued operations and are not included in the pro forma net earnings from continuing operations. In addition to the reporting of Envista as a discontinued operation, discontinued operations for the years ended December 31, 2017 and 2016 will also include the results of Fortive Corporation which was previously spun-off from Danaher prior to the Exchange Offer and reported as a discontinued operation. The resulting pro forma net earnings per common share, which consists of pro forma net earnings from continuing operations and pro forma net earnings from discontinued operations, is as follows:

	Nine-Month Period Ended		Year Ended December 31,
	Sep 27, 2019		2018		2017	2016
Pro forma net earnings per common share from continuing operations:
Basic	$2.23		$3.43		$3.12	$2.70
Diluted	$2.20		$3.39		$3.08	$2.67
Pro forma net earnings per common share from discontinued operations:
Basic	$0.13		$0.35		$0.46	$1.00
Diluted	$0.13		$0.34		$0.45	$0.99
Pro forma net earnings per common share:
Basic	$2.36		$3.78		$3.58	$3.69	*
Diluted	$2.32	*	$3.74	*	$3.53	$3.65	*
* Pro forma net earnings per common share amount does not add due to rounding.
Unaudited Pro Forma Consolidated Condensed Balance Sheet
(c)Represents the impact of the Separation and deconsolidation on certain assets and liabilities.
Unaudited Pro Forma Consolidated Condensed Statement of Earnings

(d)
Reflects the allocation of interest expense to Envista based on the ratio of Envista’s net assets to the sum of Danaher’s consolidated net assets and consolidated debt for each period consistent with accounting standards related to the presentation of discontinued operations.

(e)
Represents the tax impact of the deconsolidation adjustments as well as the adjustments needed to reflect pro forma Danaher earnings from continuing operations. In determining the tax rate to apply to the deconsolidation adjustments, Danaher used the applicable statutory rate based on the jurisdiction in which the adjustment relates adjusted to reflect income taxes on deconsolidation activity.

(f)
Reflects the removal of approximately $35.2 million and $17.2 million of nonrecurring IPO and Separation-related costs which were incurred and are included in Danaher’s historical results of operations for the nine-month period ended September 27, 2019 and the year ended December 31, 2018, respectively. These costs were primarily related to investment banker fees, legal fees, accounting fees, third-party consulting and contractor fees and other incremental costs directly related to IPO and Separation-related activities that are not expected to have a continuing impact on Danaher’s results of operations following the completion of the Exchange Offer and did not impact Danaher’s historical results of operations for the years ended December 31, 2017 and 2016.

(g)	Represents the elimination of a $36.0 million provision for legal matters that Envista recorded in its 2018 results of operations, but was recorded in Danaher’s 2019 results of operations.

(h)
Reflects the inclusion of $6.4 million of general corporate overhead costs for the nine-month period ended September 27, 2019 and $31.5 million for each of the years ended December 31, 2018, 2017 and 2016, respectively, which were historically allocated to Envista and which will be included in Danaher’s continuing operations as these costs will not be eliminated after the Separation.